AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 6 , 2009
REGISTRATION NO. 333-151585

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO.1
to
FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, as amended

VANITY EVENTS HOLDING, INC.
(Name of small business issuer in its charter)

Delaware	7330	43-2114545
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer Identification No.)
incorporation or organization)	Classification Code Number)

43 West 33 rd Street, Suite 600
New York, NY 10001
 (Address and telephone number of principal executive offices)

43 West 33 rd Street, Suite 600
New York, NY 10001
 (Address of principal place of business or intended
principal place of business)

Steven Moskowitz
Chief Executive Officer
43 West 33 rd Street, Suite 600
New York, NY 10001
 (Name, address and telephone number of agent for service)

Copies to:
Richard A. Friedman, Esq.
Jonathan R. Shechter, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Registrant's telephone number:  (212) 695-7850

APPROXIMATE DATE OF PROPOSED SALE TO PUBLIC: From time to time after this
Registration Statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated Filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

(COVER CONTINUES ON FOLLOWING PAGE)

EXPLANATORY NOTE

THIS POST-EFFECTIVE AMENDMENT DOES NOT INVOLVE THE REGISTRATION OF ANY NEW SHARES OF COMMON STOCK. RATHER, THIS FILING UPDATES THE REGISTRATION OF THE COMMON STOCK ORIGINALLY REGISTERED ON FORM S-1/A FILED ON SEPTEMBER 5, 2008, AS DECLARED EFFECTIVE BY THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 15, 2008.

VANITY EVENTS HOLDING, INC.
4,703,589 Shares of
Common Stock

This prospectus relates to an aggregate of up to 4,703,589 shares of common stock. The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions.

There are no underwriting commissions involved in this offering. We have agreed to pay all the costs and expenses of this offering. Selling shareholders will pay no offering expenses. The common stock is listed on the Over-The-Counter-Bulletin Board under the symbol “VAEV”. The last reported sales price of our common stock as reported by the Over-The-Counter Bulletin Board on June 30, 2009, was $0.75.

This offering is highly speculative and these securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. See "Risk Factors" beginning on page 7.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is  July 6 , 2009.

TABLE OF CONTENTS

SUMMARY INFORMATION	6

RISK FACTORS	8

USE OF PROCEEDS	12

DETERMINATION OF OFFERING PRICE	13

DILUTION	13

SELLING SHAREHOLDERS	13

PLAN OF DISTRIBUTION	15

DESCRIPTION OF SECURITIES	16

INTEREST OF NAMED EXPERTS	16

LEGAL PROCEEDINGS	19

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	23

EXECUTIVE COMPENSATION	23

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	23

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	24

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	24

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	24

FINANCIAL STATEMENTS	F-1

You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained by reference to this prospectus is correct as of any time after its date.

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "RISK FACTORS" section, the financial statements and the notes to the financial statements. As used throughout this prospectus, the terms "Vanity", "Company", "we," "us," or "our" refer to Vanity Events Holding, Inc..

Organization

Vanity Events Holding, Inc. was incorporated on November 22, 2006 in the State of Delaware under the name Map V Acquisition, Inc.. Our principal executive offices are currently located at 43 West 33 rd Street, Suite 600, New York, New York 10001. Our telephone number is (212) 695-7850. We are qualified to do business in the State of New York. Our fiscal year-end is December 31. As described below, Vanity was incorporated with the objective to acquire, or merge with an operating business. On April 7, 2008, the Company entered into a Share Exchange Agreement with Vanity Holding Group, Inc., a private company formed under the laws of the State of Delaware, and the shareholders of Vanity Holding Group, Inc. pursuant to which the Company acquired all of the outstanding shares of common stock of Vanity Holding Group, Inc. Thereafter, the Company changed its name to Vanity Events Holding, Inc.

We are a development stage business and have had limited revenues since our formation. There is currently no public market for our common stock.

As with any investment, there are certain risks involved in this offering.  All potential investors should consult their own tax, legal and investment advisors prior to making any decision regarding this offering.  The purchase of the Shares is highly speculative and involves a high degree of risk, including, but not necessarily limited to, the “Risk Factors” described herein on page 7.  Any person who cannot afford the loss of their entire investment should not purchase the Shares.

As discussed further below, Vanity is in the business of licensing images and promoting merchandise and events, primarily though it’s group of touring swimsuit models. Vanity’s models are available to travel throughout the world and draw attention to companies, merchandise, brand names, and events, including swimsuit competitions, calendar signings, and auto shows. Initially, Vanity began operations as Circuit Girls on the swimsuit circuit in Southern Florida. After establishing a reputation for excellence in the Southeast, it has expanded its circuit to include the greater U.S. domestic market as well as international markets.

Our address is 43 West 33 rd Street, Suite 600, New York, New York 10001. Our telephone number is (212) 695-7850.

The Offering

Common stock outstanding before the offering	27,369,807

Common stock offered by selling stockholders
Up to 4,703,589 shares.

The maximum number of shares to be sold by the selling stockholders, 4,703,589 represents 17% of our current outstanding stock.

The selling stockholders will offer their shares at $.25 per share until the Company’s shares are quoted on the OTC Bulletin Board and, assuming we secure this qualification, thereafter at prevailing market prices or privately negotiated prices.

Common stock to be outstanding after the offering	Up to 27,369,807 shares

Use of proceeds	We will not receive any proceeds from the sale of the common stock. See "Use of Proceeds" for a complete description.

Risk Factors	The purchase of our common stock involves a high degree of risk. You should carefully review and consider "Risk Factors" beginning on page 7.

Forward-Looking Statements
This prospectus contains forward-looking statements that address, among other things, our strategy to develop our business, projected capital expenditures, liquidity, and our development of additional revenue sources. The forward-looking statements are based on our current expectations and are subject to risks, uncertainties and assumptions. We base these forward-looking statements on information currently available to us, and we assume no obligation to update them. Our actual results may differ materially from the results anticipated in these forward-looking statements, due to various factors.

The above information regarding common stock to be outstanding after the offering is based on 27,369,807 shares of common stock outstanding as of June 30, 2009.

Recent Developments

On September 4, 2008, the Company filed a Certificate of Amendment to its Certificate of Incorporation with the State of Delaware. The Certificate of Amendment increases the authorized capital stock of the Corporation to 400,000,000 shares, of which 350,000,000 shares are Common Stock, par value $.001 per share, and 50,000,000 shares are preferred stock, par value $.001 per share. Such action was taken following approval by the Company Board of Directors and approval by a majority of the Company’s shareholder voting at a special meeting of the shareholders held on September 3, 2008.

Effective September 26, 2008, the Board of Directors of the Vanity Events Holding, Inc. (the “Company”) declared a stock dividend of 1.71178 shares of common stock for every 1 share of common stock held by shareholders of record at the close of business on September 26, 2008.

RISK FACTORS

Risks Related to Our Business and Industry

We will need significant additional capital, which we may be unable to obtain .

Our capital requirements in connection with our promotional activities and transition to commercial operations have been and will continue to be significant. Currently, we use $5,000 in capital resources in our operations per month, and we estimate that $60,000 will be required to finance our planned operations for at least 12 months from the effective date of this registration statement. We cannot assure you that our business will generate sufficient cash flow from operations or that future borrowings will be available to us in an amount sufficient to enable us to continue our operations, and there can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all.

Our independent auditors have expressed doubt about our ability to continue as a going concern, and the amounts recorded in our financial statements may require adjustments if the assumption that the entity is a going concern proves untrue, which may hinder our ability to obtain future financing.

Our independent auditors stated that our financial statements were prepared assuming that we would continue as a going concern, As a result of the going concern qualification, we may find it much more difficult to obtain financing in the future, if required.  Further, any financing we do obtain may be on less favorable terms.  Moreover, if the Company should fail to continue as a going concern, there is a risk of total loss of any monies invested in the Company, and it is also possible that, in such event, our shares, including those registered hereby would be of little or no value.

Our operating results may fluctuate, which makes our results difficult to predict and could cause our results to fall short of expectations. Our operating results may fluctuate as a result of a number of factors, many outside of our control. As a result, comparing our operating results on a period-to-period basis may not be meaningful, and you should not rely on our past results as an indication of our future performance. Our quarterly, year-to-date and annual expenses as a percentage of our revenues may differ significantly from our historical or projected rates. Our operating results in future quarters may fall below expectations. Any of these events could cause our stock price to fall.

We rely on highly skilled personnel and, if we are unable to retain or motivate key personnel or hire qualified personnel, we may not be able to grow effectively.

Our performance largely depends on the talents and efforts of highly skilled individuals. Our future success depends on our continuing ability to identify, hire, develop, motivate and retain highly skilled personnel for all areas of our organization. Our continued ability to compete effectively depends on our ability to attract new technology developers and to retain and motivate our existing contractors.

Government regulations could adversely affect our business, financial condition or results of operations.

Our businesses are regulated by governmental authorities in the countries in which we operate. Because of our international operations, we must comply with diverse and evolving regulations. Regulation relates to, among other things, licensing, promotions, commercial advertising, content, including standards of decency. Changes in the regulation of our operations or changes in interpretations of existing regulations by courts or regulators or our inability to comply with current or future regulations could adversely affect us by reducing our revenues, increasing our operating expenses and exposing us to significant liabilities.

We may not be able to successfully compete with direct competitors or with other forms of promotional tools.

We derive a significant portion of our revenue from our national and international promotional touring business, licensing, and advertising, for which we compete with various other promotional and media groups that provide services similar to what we provide. Competition could result in price reductions, reduced margins or loss of market share, any of which could have a material adverse effect on our business, financial condition or results of operations. We face competition on both country and regional levels. We cannot assure you that we can remain competitive with companies that have greater resources or that offer alternative promotional and media options.

We may not be able to protect our intellectual property rights.

We believe that our trademarks, particularly the Vanity Events and Holly Vanity designs, and other proprietary rights are critical to our success, potential growth and competitive position. Accordingly, we devote substantial resources to the establishment and protection of our trademarks and proprietary rights. Our actions to establish and protect our trademarks and other proprietary rights, however, may not prevent imitation of our products by others or prevent others from claiming violations of their trademarks and proprietary rights by us. Any infringement or related claims, even if not meritorious, may be costly and time consuming to litigate, may distract management from other tasks of operating the business and may result in the loss of significant financial and managerial resources, which could harm our business, financial condition or operating results.

If we engage in future acquisitions, we will incur a variety of costs and may never realize the anticipated benefits of the acquisition.

If appropriate opportunities become available, we may attempt to acquire businesses, products or technologies that we believe are a strategic fit with our business. If we do undertake any transaction of this sort, the process of integrating an acquired business, product or technology may result in unforeseen operating difficulties and expenditures and may absorb significant management attention that would otherwise be available for ongoing development of our business. Moreover, we may fail to realize the anticipated benefits of any acquisition. Future acquisitions could dilute existing stockholders' ownership interest in us and could cause us to incur debt, exposing us to future liabilities.

Risks Relating to Our Common Stock

There is currently no trading market for our common stock, and liquidity of shares of our common stock is limited.

Our shares of common stock are not registered under the securities laws of any state or other jurisdiction, and accordingly there is no public trading market for our common stock. Further, no public trading market is expected to develop in the foreseeable future unless and until the Company completes a business combination with an operating business and the Company thereafter files a registration statement under the Securities Act. Therefore, outstanding shares of our common stock cannot be offered, sold, pledged or otherwise transferred unless subsequently registered pursuant to, or exempt from registration under, the Securities Act and any other applicable federal or state securities laws or regulations. Shares of our common stock cannot be sold under the exemptions from registration provided by Rule 144 under or Section 4(1) of the Securities Act, in accordance with the letter from Richard K. Wulff, Chief of the Office of Small Business Policy of the Securities and Exchange Commission’s Division of Corporation Finance, to Ken Worm of NASD Regulation, dated January 21, 2000. This letter provides that certain private transfers of the shares of common stock also may be prohibited without registration under federal securities laws. Compliance with the criteria for securing exemptions under federal securities laws and the securities laws of the various states is extremely complex, especially in respect of those exemptions affording flexibility and the elimination of trading restrictions in respect of securities received in exempt transactions and subsequently disposed of without registration under the Securities Act or state securities laws.

The Company may be subject to certain tax consequences in our business, which may increase our costs of doing business.

We may not be able to structure our acquisition to result in tax-free treatment for the companies or their stockholders, which could deter third parties from entering into certain business combinations with us or result in being taxed on consideration received in a transaction. Currently, a transaction may be structured so as to result in tax-free treatment to both companies, as prescribed by various federal and state tax provisions. We intend to structure any business combination so as to minimize the federal and state tax consequences to both us and the target entity; however, we cannot guarantee that the business combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes that may have an adverse effect on both parties to the transaction.

Authorization of preferred stock.

Our Certificate of Incorporation authorizes the issuance of up to 10,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by its Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of the common stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although we have no present intention to issue any shares of its authorized preferred stock, there can be no assurance that the Company will not do so in the future.

The Company arbitrarily determined the offering price and terms of the Shares offered through this Prospectus .

The price of the Shares has been arbitrarily determined and bears no relationship to the assets or book value of the Company, or other customary investment criteria.  No independent counsel or appraiser has been retained to value the Shares, and no assurance can be made that the offering price is in fact reflective of the underlying value of the Shares offered hereunder.  Each prospective investor is therefore urged to consult with his or her own legal counsel and tax advisors as to the offering price and terms of the Shares offered hereunder.

The Shares are an illiquid investment and transferability of the Shares is subject to significant restriction .

There are substantial restrictions on the transfer of the Shares. Therefore, the purchase of the Shares must be considered a long-term investment acceptable only for prospective investors who are willing and can afford to accept and bear the substantial risk of the investment for an indefinite period of time.  There is not a public market for the resale of the Shares.  A prospective investor, therefore, may not be able to liquidate its investment, even in the event of an emergency, and Shares may not be acceptable as collateral for a loan.

Our shares are subject to the U.S. “Penny Stock” Rules and investors who purchase our shares may have difficulty re-selling their shares as the liquidity of the market for our shares may be adversely affected by the impact of the “Penny Stock” Rules.

Our stock is subject to U.S. “Penny Stock” rules, which may make the stock more difficult to trade on the open market. Our common shares are not currently traded on the OTCBB, but it is the Company’s plan that the common shares be quoted on the OTCBB. A “penny stock” is generally defined by regulations of the U.S. Securities and Exchange Commission (“SEC”) as an equity security with a market price of less than US$5.00 per share. However, an equity security with a market price under US$5.00 will not be considered a penny stock if it fits within any of the following exceptions:

(i) the equity security is listed on NASDAQ or a national securities exchange;
(ii) the issuer of the equity security has been in continuous operation for less than three years, and either has (a) net tangible assets of at least US$5,000,000, or (b) average annual revenue of at least US$6,000,000; or
(iii) the issuer of the equity security has been in continuous operation for more than three years, and has net tangible assets of at least US$2,000,000.

Our common stock does not currently fit into any of the above exceptions.

If an investor buys or sells a penny stock, SEC regulations require that the investor receive, prior to the transaction, a disclosure explaining the penny stock market and associated risks. Furthermore, trading in our common stock will be subject to Rule 15g-9 of the Exchange Act, which relates to non-NASDAQ and non-exchange listed securities. Under this rule, broker/dealers who recommend our securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to a transaction prior to sale. Securities are exempt from this rule if their market price is at least $5.00 per share.
Since our common stock is currently deemed penny stock regulations, it may tend to reduce market liquidity of our common stock, because they limit the broker/dealers’ ability to trade, and a purchaser’s ability to sell, the stock in the secondary market.

The low price of our common stock has a negative effect on the amount and percentage of transaction costs paid by individual shareholders. The low price of our common stock also limits our ability to raise additional capital by issuing additional shares. There are several reasons for these effects. First, the internal policies of certain institutional investors prohibit the purchase of low-priced stocks. Second, many brokerage houses do not permit low-priced stocks to be used as collateral for margin accounts or to be purchased on margin. Third, some brokerage house policies and practices tend to discourage individual brokers from dealing in low-priced stocks. Finally, broker’s commissions on low-priced stocks usually represent a higher percentage of the stock price than commissions on higher priced stocks. As a result, the Company’s shareholders may pay transaction costs that are a higher percentage of their total share value than if our share price were substantially higher.

For more information about penny stocks, contact the U.S. Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, or by telephone at (202)  551-6551 .

  FORWARD-LOOKING STATEMENTS

Some of the statements contained in this Registration Statement that are not historical facts are "forward-looking statements" which can be identified by the use of terminology such as "estimates," "projects," "plans," "believes," "expects," "anticipates," "intends," or the negative or other variations, or by discussions of strategy that involve risks and uncertainties. We urge you to be cautious of the forward-looking statements, that such statements, which are contained in this Registration Statement, reflect our current beliefs with respect to future events and involve known and unknown risks, uncertainties and other factors affecting our operations, market growth, services, products and licenses. No assurances can be given regarding the achievement of future results, as actual results may differ materially as a result of the risks we face, and actual events may differ from the assumptions underlying the statements that have been made regarding anticipated events. Factors that may cause actual results, our performance or achievements, or industry results, to differ materially from those contemplated by such forward-looking statements include without limitation:

•	our ability to attract and retain management;

•	our growth strategies;

•	anticipated trends in our business;

•	our future results of operations;

•	our ability to make or integrate acquisitions;

•	our liquidity and ability to finance our acquisition and development activities;

•	the timing, cost and procedure for proposed acquisitions;

•	the impact of government regulation;

•	estimates regarding future net revenues;

•	planned capital expenditures (including the amount and nature thereof);

•	estimates, plans and projections relating to acquired properties;

•	our financial position, business strategy and other plans and objectives for future operations;

•	the possibility that our acquisitions may involve unexpected costs;

•	competition;

•	the ability of our management team to execute its plans to meet its goals;

•	general economic conditions, whether internationally, nationally or in the regional and local market areas in which we are doing business, that may be less favorable than expected; and

•	other economic, competitive, governmental, legislative, regulatory, geopolitical and technological factors that may negatively impact our businesses, operations and pricing.

All written and oral forward-looking statements made in connection with this Form S-1 that are attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. Given the uncertainties that surround such statements, you are cautioned not to place undue reliance on such forward-looking statements.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of shares of common stock in this offering.

DETERMINATION OF OFFERING PRICE

The pricing of the Shares has been arbitrarily determined and established by the Company.  No independent accountant or appraiser has been retained to protect the interest of the investors.  No assurance can be made that the offering price is in fact reflective of the underlying value of the Shares.  Each prospective investor is urged to consult with his or her counsel and/or accountant as to offering price and the terms and conditions of the Shares. Factors to be considered in determining the price include the amount of capital expected to be required, the market for securities of entities in a new business venture, projected rates of return expected by prospective investors of speculative investments, the Company’s prospects for success and prices of similar entities.

DILUTION

Not applicable. We are not offering any shares in this registration statement. All shares are being registered on behalf of our selling shareholders.

SELLING SHAREHOLDERS

The selling shareholders named below are selling the securities. The table assumes that all of the securities will be sold in this offering. However, any or all of the securities listed below may be retained by any of the selling shareholders, and therefore, no accurate forecast can be made as to the number of securities that will be held by the selling shareholders upon termination of this offering. The selling shareholders will offer their shares at $.25 per share until the Company’s shares are quoted on the OTC Bulletin Board and, assuming we secure this qualification, thereafter at prevailing market prices or privately negotiated prices. We will not receive proceeds from the sale of shares from the selling shareholders. Except as may be otherwise noted in the footnotes below, these selling shareholders acquired their shares in connection with a transaction entered into between the Company and vanity Holding Group, Inc., a private company formed under the laws of Delaware.  . Specifically, on April 7, 2008, the Company entered into a Share Exchange Agreement with Vanity Holding Group, Inc., and the shareholders of Vanity Holding Group, Inc. pursuant to which the Company acquired all of the outstanding shares of common stock of Vanity Holding Group, Inc. from the shareholders of Vanity Holding Group, Inc.. As consideration for the acquisition of the shares of Vanity Holding Group, Inc., the Company issued an aggregate of 12,997,000 shares of Common stock, $0.001 par value to the shareholders of Vanity Holding Group, Inc.. Such shares comprise substantially all of the shares that are being offered for sale by the selling shareholders named below. The Company is under no obligation to register such shares. We will not receive any proceeds from the sale of the securities by the selling shareholders. No selling shareholders are broker-dealers or affiliates of broker-dealers.

Stockholder	Beneficial Ownership Before Offering	Percentage of Common Stock Before Offering	Shares of Common Stock Included in Prospectus	Beneficial Ownership After the Offering	Percentage of Common Stock Owned After the Offering
	(i) (ii) +	(i) (ii) +	(iv) +	(iii) +	(iii) +
Ahava Investments (v)	1,260,000	4.60%	315,000	945,000	3.45%
Golino Stiftung	1,150,000	4.20%	287,500	862,500	3.15%
Bagtown Portfolio Inc. (vi)	1,160,000	4.24%	290,000	870,000	3.18%
Friedrich Active Asset Management (vii)	1,240,000	4.53%	310,000	930,000	3.40%
Damon Testaverde	500,000	1.83%	125,000	375,000	1.37%
A&N Enterprises LLC (viii)	500,000	1.83%	125,000	375,000	1.37%
Tiburon Capital Group (ix)	750,000	2.74%	187,500	562,500	2.06%
Touchdown Capital (x)	250,000	0.91%	62,500	187,500	*
Rubin Family Irrevocable Stock Trust (xi)	1,200,000	4.38%	300,000	900,000	3.29%
Paul Schwartzenbach	40,000	0.15%	10,000	30,000	*
Marco Blaser	24,000	0.09%	6,000	18,000	*
Christine Zimmermann	40,000	0.15%	10,000	30,000	*
David Garcia	320,000	1.17%	80,000	240,000	*
Michael Friedrich	580,000	2.12%	145,000	435,000	1.59%
Sichenzia Ross et al. (xii)	600,000	2.19%	150,000	450,000	1.64%
Sasha Badiali	847,458	3.10%	211,864	635,593	2.32%
Cyranno Devanthey	242,131	0.88%	60,533	181,598	*
Daniel Gasser	508,475	1.86%	127,119	381,356	1.39%
Selcuk Oezyurt	242,131	0.88%	60,533	181,598	0.66%
Robert Nagy	242,131	0.88%	60,533	181,598	*
Gregor Klomp	968,523	3.54%	242,131	726,393	2.65%
Fabian Gruber	508,475	1.86%	127,119	381,356	1.39%
Nomasis AG (xiii)	242,131	0.88%	60,533	181,598	*
Valbewo Portfolio Ltd. (xiv)	1,210,654	4.42%	302,664	907,991	3.32%
Caroline Friedrich	290,000	1.06%	72,500	217,500	*
Javier Garcia	700,000	2.56%	175,000	525,000	1.92%
Affairs Financieres S.A. (xv)	2,000,001	7.31%	500,000	1,500,001	5.48%
Biloxi Associates Ltd. (xvi)	513,534	1.88%	128,384	385,151	1.41%
Alfred John Clarks	513,534	1.88%	128,384	385,151	1.41%
Barry Kolevzon (xvii)	171,178	0.63%	42,795	128,384	0.47%
Total	18,814,357		4,703,589	14,110,768

*Represents less than 1%.

+ The number of shares and corresponding percentages above reflect that, effective September 26, 2008, the Board of Directors of the Vanity Events Holding, Inc. declared a stock dividend of 1.71178 shares of common stock for every 1 share of common stock held by shareholders of record at the close of business on September 26, 2008 (the “Stock Dividend”).

(i) These columns represent the aggregate maximum number and percentage of shares that the selling stockholders can own at one time (and therefore, offer for resale at any one time); none of the selling stockholders are broker-dealers.

(ii) The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares, which the selling stockholders has the right to acquire within 60 days. The percentage of shares owned by each selling stockholder is based on 27,369,807 shares issued and outstanding as of June 30, 2009 .

(iii) Assumes that all securities registered will be sold.

(iv) Number of shares includes shares issued to the selling stockholders in connection with the private offering of securities by the Company. Prior to the Stock Dividend, there were a total of 10,540,597 shares of the Company’s common stock issued to purchasers in the private offering, of which 2,747,777 are being registered pursuant to this registration statement. In addition, there were a total of 350,512 shares issued to the law firm of Sichenzia Ross Friedman Ference LLP which received such shares for legal services provided to the Company, of which 87,628 are being registered pursuant to this registration statement.

(v) Beat Krantz is the natural person who exercises sole voting and/or dispositive powers over the securities offered for resale by Ahava Investments.

(vi) Beat Krantz is the natural person who exercises sole voting and/or dispositive powers over the securities offered for resale by Bagtown Portfolio Inc.

(vii) Michael Friedrich is the natural person who exercises sole voting and/or dispositive powers over the securities offered for resale by Friedrich Active Asset Management.

(viii) Norman Moskowitz is the natural person who exercises sole voting and/or dispositive powers over the securities offered for resale by A&N Enterprises LLC. Norman Moskowitz is the father of Steven Y. Moskowitz, the Company’s sole officer and a member of the board of directors.

  (ix) Michael Metter is the natural person who exercises sole voting and/or dispositive powers over the securities offered for resale by Tiburon Capital Group.

(x) Steven Klein is the natural person who exercises sole voting and/or dispositive powers over the securities offered for resale by Touchdown Capital.

(xi) Marjory Rubin is the natural person who exercises sole voting and/or dispositive powers over the securities offered for resale by Rubin Family Irrevocable Stock Trust.

(xii) Gregory Sichenzia, Marc Ross, Richard A. Friedman, Michael Ference, Thomas Rose, Darrin M. Ocasio, and Jeffrey Fessler are the natural persons who exercise shared voting and/or dispositive powers over the securities offered for resale by Sichenzia Ross et al. (“SRFF”). SRFF was issued 350,512 shares of common stock in consideration of legal services rendered to the Company, of which 58,418 shares were issued on June 28, 2006 and 292,094 shares were issued on May 30, 2008.

(xiii) Beat Kranz is the natural person who exercises sole voting and/or dispositive powers over the securities offered for resale by Nomasis AG.

(xiv) Beat Kranz is the natural person who exercises sole voting and/or dispositive powers over the securities offered for resale by Valbewo Portfolio Ltd.

(xv) Werner Wagermane is the natural person who exercises sole voting and/or dispositive powers over the securities offered for resale by Affairs Financieres S.A.

(xvi) Beat Kranz is the natural person who exercises sole voting and/or dispositive powers over the securities offered for resale by Biloxi Associates Ltd.

(xvii) Mr. Kolevzon was issued 100,000 shares in consideration of services rendered to the Company.

PLAN OF DISTRIBUTION

The selling stockholders and any of their respective pledgees, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

• ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;
• block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal
• facilitate the transaction;
• purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
• an exchange distribution in accordance with the rules of the applicable exchange;
• privately-negotiated transactions;
• broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
• through the writing of options on the shares;
• a combination of any such methods of sale; and
• any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 of the Securities Act, if available, rather than under this prospectus. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if it deems the purchase price to be unsatisfactory at any particular time.

The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then existing market price. We cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be "underwriters" as that term is defined under the Securities Exchange Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the rules and regulations of such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholders, but excluding brokerage commissions or underwriter discounts.

The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. The selling stockholders have not entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such Act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. In the event that any of the selling stockholders are deemed an affiliated purchaser or distribution participant within the meaning of Regulation M, then the selling stockholders will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In addition, if a short sale is deemed to be a stabilizing activity, then the selling stockholders will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

If a selling stockholder notifies us that it has a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholder and the broker-dealer.

DESCRIPTION OF SECURITIES

On September 4, 2008, the Company filed a Certificate of Amendment to its Certificate of Incorporation with the State of Delaware. The Certificate of Amendment increases the authorized capital stock of the Corporation to 400,000,000 shares, of which 350,000,000 shares are Common Stock, par value $.001 per share, and 50,000,000 shares are preferred stock, par value $.001 per share. Such action was taken following approval by the Company Board of Directors and approval by a majority of the Company’s shareholder voting at a special meeting of the shareholders held on September 3, 2008.

Common Stock

Holders of the Company’s common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of the Company’s common stock representing a majority of the voting power of the Company’s capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. A vote by the holders of a majority of the Company’s outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to the Company’s articles of incorporation.

Holders of the Company’s common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. The Company’s common stock has no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the Company’s common stock.

Preferred Stock

Our Certificate of Incorporation, as amended , authorizes the issuance of up to 50,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by its Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of the common stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although we have no present intention to issue any shares of its authorized preferred stock, there can be no assurance that the Company will not do so in the future

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Olde Monmouth Stock Transfer.

INTERESTS OF NAMED EXPERTS AND COUNSEL

The validity of the shares of common stock offered hereby will be passed upon for the Registrant by Sichenzia Ross Friedman Ference LLP (“SRFF”), 61 Broadway, 32 nd Fl., New York, NY 10006. A total of 350,512 shares issued to SRFF in consideration for legal services provided to the Company, of which 87,628 are being registered pursuant to this registration statement.

BUSINESS

Vanity was organized as a Delaware Corporation on August 25, 2004. As discussed further below, Vanity is in the business of licensing images and promoting merchandise and events, primarily though it’s group of touring swimsuit models. Vanity’s models are available to travel throughout the world and draw attention to companies, merchandise, brand names, and events, including swimsuit competitions, calendar signings, and auto shows. Initially, Vanity began operations as Circuit Girls on the swimsuit circuit in Southern Florida. After establishing a reputation for excellence in the Southeast, it has expanded its circuit to include the greater U.S. domestic market as well as internationally.

On April 7, 2008, the Company entered into a Share Exchange Agreement (the “Agreement”) with Vanity Holding Group, Inc., a private company formed under the laws of Delaware, and the shareholders of Vanity Holding Group, Inc. (the “Vanity Shareholders”) pursuant to which the Company acquired (the “Acquisition”) all of the outstanding shares of common stock of Vanity Holding Group, Inc. from the Vanity Shareholders. As consideration for the acquisition of the shares of Vanity Holding Group, Inc., the Company issued an aggregate of 12,997,000 shares of Common stock, $0.001 par value to the Vanity Shareholders. In connection with the Agreement, the Company changed its name from Map V Acquisition, Inc. to Vanity Events Holding, Inc.

Services

Vanity is in the business of licensing images and promoting events, primarily though it’s group of touring swimsuit models.

Licensing

Vanity intends to develop its business primarily through the expansion of its licensing operations. Currently, Vanity maintains existing trademarks and copyrights on numerous pictures and logos of its swimsuit models.  These images are licensed to Vanity’s customers, which may be:

•	downloaded on mobile phones;
•	downloaded on computers;
•	used as images for calendars, posters, and promotion ads;
•	used as images for the apparel industry; and
•	used as images for website promotions;

With respect to the images of its swimsuit models, Vanity enters into a Model Release Agreement with each swimsuit model, whereby the model permits the use of any images taken by the Company.

As of the date of the filing of this registration statement, Vanity has entered into licensing agreements for the licensing of its swimsuit model images with companies in Argentina, Chile, China, Colombia, Dominican Republic, Ecuador, Germany, Korea, Mexico, Panama, Puerto Rico, Taiwan, Tokyo, United Kingdom, United States and Venezuela. Specifically, Vanity currently has in place the following licensing agreements:

Licensee Name	Territories Covered
Stiletto Ties, Inc.	United States; Worldwide
Hearmuff, Inc.	United States
LoeyeNYC	United States
Navita, Inc.	United States; Worldwide
FunMail, Inc.	North and South America; Worldwide
Bravado International Group Ltd.	Worldwide
Plan_B Media	Germany; United States; Worldwide
E-Picturez Co., Ltd.	Japan; Worldwide
Conectium USA, Inc.	Venezuela; Mexico; Colombia; Ecuador; Chile; Argentina; Puerto Rico; Dominican Republic;
Characterline, Inc.	Korea, Taiwan, China

Promotions

On an “as needed” basis, Vanity retains swimsuit models to participate in promotional events. Vanity’s models are available to travel throughout the world and draw attention to companies, merchandise, brand names, and events, including swimsuit competitions, calendar signings, and auto shows.

Some past events include in which our models participated include:

•	Ricky Williams Celebrity Weekend-Golf Tournament;
•	United States Auto Sound Competition World Finals Auto Show;
•	MGM Grand Las Vegas Swimsuit Pageant;
•	Daytona Bike Week;
•	TNT Auto Show (Trinidad);
•	2 Fast 2 Loud Auto Show (Curacao);
•	Milwaukee Motorcycle Clothing Company Fashion Show;
•	The Florida Power Boat Club Poker Run;
•	The Home Town Wheels Auto Show;
•	The Forge Fashion Show; and
•	The Tuner Bash Auto Show.

Pageants

Vanity holds an International Model Search competition on an annual basis, in which the Company permits individuals to participate as VIP judges, for a fee, who will select the cover model for that year. The Company intends to further generate revenues during these events through (i) charging advertising fees to be paid by companies seeking to promote their products or services during the pageant, (ii), marketing its products and services, and (iii) promoting and selling products which include its licensed content.

Market

Vanity’s products touch most markets as a result of the Company’s ability to contract with mobile phone companies, poster and calendar producers, pay-per-view channels, as well as the apparel, sports and cosmetics industry. Management intends to establish sufficient contracts within these industries, and other potential markets, to give Vanity a high level of recognition.

Vanity’s target markets are woman between the ages of 20 to 45, and men ages 15-55. It is management’s intent that Vanity’s target markets will use Vanity’s images, logos, prints and electronic content and labels in order to promote their business. Currently, Vanity’s target markets are:

•	the apparel and apparel accessories industries, which are to include logos and images for the teen market, sports market, and women/men’s market;
•	the cosmetics industry and the creation of products branding the Vanity name;
•	mobile phones;
•	personal and notebook computers (i.e. screen savers), videos for computers, wallpaper, etc.;
•	company and web site promotions for Vanity Events and/or other related products and businesses;
•	private Labels created for existing products to expand their sales; and
•	attractive media options, such as Pay-Per-View shows and distributed DVD’s.

Strategy

Vanity intends to develop its business through advertising in order to reach its target markets. Vanity’s strategy is to advertise through various mediums such as infomercials, pay-per-view, web site promotions, QVC, and HSN. The Company will also issue press releases and advertisements that will appear in trade magazines, newspapers, national press, trade shows and e-mail broadcasting.

Competition

We compete with various other productions, promotions, and media groups, including magazines, newspapers, television, radio and Internet web sites that offer customers information and services similar to what we provide. To date, our known competition in the field of swimsuit model promotions in the domestic arena include Hawaiian Tropics, Maxim and Texas Bikini. Competition could result in price reductions, reduced margins or loss of market share, any of which could have a material adverse effect on our business, financial condition or results of operations.

We also face competition on an international level. In addition, each of our businesses competes with companies that deliver media content through the same platforms and with companies that operate in different media businesses. We cannot assure you that we can remain competitive with companies that have greater resources.

Government Regulation

Our businesses are regulated by governmental authorities in the countries in which we operate. Because of our local and international operations, we must comply with diverse and evolving regulations. Regulation relates to, among other things, licensing, commercial advertising, and content, including standards of decency for each participating country. Changes in the regulation of our operations or changes in interpretations of existing regulations by courts or regulators or our inability to comply with current or future regulations could adversely affect us by reducing our revenues, increasing our operating expenses and exposing us to liabilities.

Employees

As of February 29, 2008, Vanity had 5 employees. The Company has 3 independent contractors who provide sales and shipping services, support, and public relations.

Dividends

We have not declared any cash dividends on our common stock since our inception and do not anticipate paying such dividends in the foreseeable future. We plan to retain any future earnings for use in our business. Any decisions as to future payments of dividends will depend on our earnings and financial position and such other facts, as the Board of Directors deems relevant.

Report to Shareholders

As a result of this offering, and the effectiveness of this registration statement, we will become subject to the information and reporting requirements of the Securities Exchange Act of 1934 and will file current reports, periodic reports, annual reports, proxy statements, and other information with the Securities and Exchange Commission, as required.

Property

Vanity currently operates out of leased property located at 43 West 33 rd Street, Suite 600, New York, New York 10001. The Vanity offices are 300 square feet and are leased for a 3 year term with rental payments of $1,000 per month.

LEGAL PROCEEDINGS

From time to time we may be a defendant and plaintiff in various legal proceedings arising in the normal course of our business. We are currently not a party to any material pending legal proceedings or government actions, including any bankruptcy, receivership, or similar proceedings. In addition, management is not aware of any known litigation or liabilities involving the operators of our properties that could affect our operations. Should any liabilities incurred in the future, they will be accrued based on management’s best estimate of the potential loss. As such, there is no adverse effect on our consolidated financial position, results of operations or cash flow at this time. Furthermore, Management of the Company does not believe that there are any proceedings to which any director, officer, or affiliate of the Company, any owner of record of the beneficially or more than five percent of the common stock of the Company, or any associate of any such director, officer, affiliate of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

PLAN OF OPERATIONS

Vanity, Inc. (“Vanity”) began operations on August 25, 2004 and is engaged in the business of licensing and promotions though our group of touring swimsuit models. We plan to focus our efforts on licensing and branding our trademarks. Vanity currently has 7 master licensing contracts. We have not generated any income since inception, and as of the fiscal year ended December 31, 2007 have incurred a net loss of $747,881.

RESULTS OF OPERATIONS

This discussion should be read in conjunction with our financial statements included elsewhere in this report.

RESULTS OF OPERATIONS FOR THE THREE MONTHS ENDED MARCH 31, 2009 COMPARED TO THE THREE MONTHS ENDED MARCH 31, 2008

This discussion should be read in conjunction with our financial statements included elsewhere in this registration statement. Vanity began active operation on August 25, 2004, and has a fiscal operating year of January 1 to December 31.

Revenues for the three months ended March 31, 2009 were $1,500, compared to $23,788_for the three months ended March 31, 2008. The decrease in revenues was primarily a result of little activity.  Vanity had $140,520 in operating expenses for the three months ended March 31, 2009 as compared to $24,923 in operating expenses for the three months ended March 31, 2008. The increase in operating expenses was primarily a result of increased consulting and professional fees.

Selling, General and Administrative ("SG&A") expenses consisted primarily of expenses for consulting and professional fees.  For the three months ended March 31, 2009, SG & A was $72,565 compared to $24,923 for the three months ended March 31, 2008.

Cost of Sales   were $0 for the three months ended March 31, 2009 as compared to $345 for the three months ended March 31, 2008.

 Net Loss was $139,020 for the period ended March 31, 2009, as compared to $1,480 for the period ended March 31, 2008.  The decrease in net loss is principally attributable to salaries and selling, general and administrative cost.

Cash Flows from Operating Activities.   For purposes of reporting cash flows, cash includes demand deposits, time deposits, and short-term cash equivalents with original maturities of three months or less. At March 31, 2009, Vanity had cash and cash equivalents of $801, as compared to cash and cash equivalents of $801as of March 31, 2008. The difference in cash and cash equivalents is primarily attributed to lack of business activity.

Liabilities. As of March 31, 2009, Vanity had total current liabilities of $59,857, as compared to $41,736 for the period ended March 31, 2008.  The difference in total current liability is primarily attributed to the bank overdrafts

RESULTS OF OPERATIONS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2008 COMPARED TO FISCAL YEAR ENDED DECEMBER 31, 2007

This discussion should be read in conjunction with our financial statements included elsewhere in this report. Vanity began active operation on August 25, 2004, and has a fiscal operating year of January 1 to December 31.

Revenues Vanity’s revenues for the year ended December 31, 2008 were $62,356, compares to $11,259 for the year ended December 31, 2007. The decrease in revenues was primarily a result of less activity of the Company. Vanity had $376,051 in operating expenses for the year ended December 31, 2008 as compared to $68,746 in operating expenses for the year ended December 31, 2007. The increase  in operating expenses was primarily a result of less activity of the Company.

Selling, General and Administrative ("SG&A") expenses consisted primarily of expenses for consulting and professional fees.  For the year ended December 31, 2008, SG&A was $376,051  compared to $68,746  for year ended December 31, 2007. The difference in SG&A is attributable to $307,305 .. Additional expenses included payroll of $92,652, Rent of $3,000, insurance of $31,781, office expenses of $41,967, trade and show expenses of $29,563  and legal and professional fees of $177,088.

Cost of Sales were $390  for the year ended December 31, 2008 as compared to $-0- for the year ended December 31, 2007.    The difference in Cost of Sales is attributable to cost of supplies related to the sales..

Net Loss   was $314,085  for the year ended December 31, 2008, as compared to $57,487 for the year ended December 31, 2007.  The increase in net loss is principally attributable to increased selling, general and administrative costs.

Cash Flows from Operating Activities.   At December 31, 2008, Vanity had cash and cash equivalents of $801, as compared to cash and cash equivalents of $4,825 as of December 31, 2007.

Liabilities .. As of December 31, 2008, Vanity had total current liabilities of $41,736, as compared to $-0- for the period ended December 31, 2007.  The difference in total current liability is primarily attributed to a bank overdraft of $7,186 and accounts payable and accrued expenses of $34,550.

Off Balance Sheet Arrangements. None.

RESULTS OF OPERATIONS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2007 COMPARED TO FISCAL YEAR ENDED DECEMBER 31, 2006

 Revenues We did not generate any revenues for the years ended December 31, 2007 or December 31, 2006. Map V had $9,800 in operating expenses for the year ended December 31, 2007 as compared to $2,500 in operating expenses for the year ended December 31, 2006. The increase in operating expenses was primarily a result of professional fees.

Selling, General and Administrative ("SG&A") expenses consisted primarily of expenses for consulting and professional fees.  For the year ended December 31, 2007, Selling, general and administrative expenses  were $68,746 compared to $613,553  for year ended December 31, 2006. The difference in SG&A is attributable to 544,807.

Cost of Sales were $-0-  for the year ended December 31, 2007as compared to $35,301 for the year ended December 31, 2006.    The difference in Cost of Sales is attributable to $35,301 relating to the costs of model's time aggregating $33,626 and $1,675 in makeup expenses for the year ended December 31, 2006.

Net Loss   was $57,487  for the year ended December 31, 2007, as compared to $601,329 for the year ended December 31, 2006.  The decrease in net loss is principally attributable to decreased selling, general and administrative costs.

LIQUIDITY AND CAPITAL RESOURCES

Cash Flows from Operating Activities.  For purposes of reporting cash flows, cash includes demand deposits, time deposits, and short-term cash equivalents with original maturities of three months or less. At March 31, 2009, Vanity had cash and cash equivalents of $801, as compared to cash and cash equivalents of $801as of March 31, 2008. The difference in cash and cash equivalents is primarily attributed to lack of business activity. At December 31, 2008, Vanity had cash and cash equivalents of $801, as compared to cash and cash equivalents of $4,825 as of December 31, 2007.

Liabilities .. As of March 31, 2009, Vanity had total current liabilities of $59,857, as compared to $41,736 for the period ended March 31, 2008.  The difference in total current liability is primarily attributed to the bank overdrafts As of December 31, 2008, Vanity had total current liabilities of $41,736, as compared to $-0- for the period ended December 31, 2007.  The difference in total current liability is primarily attributed to a bank overdraft of $7,186 and accounts payable and accrued expenses of $34,550.

Off Balance Sheet Arrangements. None.

 CRITICAL ACCOUNTING ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Effect of Recently Issued Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material affect on the accompanying financial statements.

Income Taxes

None.

Recent Accounting Pronouncements

In February 2006, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments - An Amendment of FASB Statements No. 133 and 140,” (“SFAS 155”). SFAS 155 provides entities with relief from having to separately determine the fair value of an embedded derivative that would otherwise be required to be bifurcated from its host contract in accordance with SFAS 133. It also allows an entity to make an irrevocable election to measure such a hybrid financial instrument at fair value in its entirety, with changes in fair value recognized in earnings. SFAS 155 is effective for all financial instruments acquired, issued, or subject to a re-measurement (new basis) event occurring for fiscal years beginning after September 15, 2006.  The adoption of SFAS 155 did not have a significant impact on the Company’s financial statements, results of operations and cash flows.

In July 2006, the FASB issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes - An Interpretation of FASB Statement No. 109,” (“FIN 48”). FIN 48 provides guidance on the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosures, and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. The adoption of this standard did not have a significant impact on the Company’s financial statements results of operations and cash flows.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurement,” (“SFAS 157”). SFAS 157 simplifies and codifies guidance on fair value measurements under generally accepted accounting principles. This standard defines fair value, establishes a framework for measuring fair value and prescribes expanded disclosures about fair value measurements. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years, with early adoption permitted. The Company is currently evaluating the effect, if any, the adoption of SFAS 157 will have on its financial statements, results of operations and cash flows.

In September 2006, the Securities and Exchange Commission (“SEC”) issued Staff Accounting Bulletin (“SAB”) No. 108, “Considering the Effects of Prior Year Misstatements when quantifying Misstatements in Current Year Financial Statements,” (“SAB 108”). SAB 108 requires companies to evaluate the materiality of identified unadjusted errors on each financial statement and related financial statement disclosure using both the rollover approach and the iron curtain approach. The rollover approach quantifies misstatements based on the amount of the error in the current year financial statements whereas the iron curtain approach quantifies misstatements based on the effects of correcting the misstatement existing in the balance sheet at the end of the current year, irrespective of the misstatement’s year(s) origin. Financial statements would require adjustment when either approach results in quantifying a misstatement that is material. Correcting prior year financial statements for immediate errors would not require previously filed reports to be amended. SAB 108 is effective for the first fiscal year ending after November 15, 2006. The adoption of SAB 108 did not have a significant impact on the Company’s financial statements, results of operations and cash flows.

In February 2007, the FASB issued SFAS 159, “The Fair Value Option for Financial Assets and Financial Liabilities.” SFAS 159 permits entities to choose to measure many financial instruments and certain other items at fair value. SFAS 159 is effective for fiscal years beginning after November 15, 2007, with early adoption permitted. The Company is currently evaluating the effect, if any, the adoption of SFAS 159 will have on its financial statements, results of operations and cash flows

MANAGEMENT

Directors and Executive Officers

The following table sets forth the names and ages of the members of our Board of Directors and our executive officers and the positions held by each, as of June 30, 2009. The board of directors elects our executive officers annually. A majority vote of the directors who are in office is required to fill vacancies. Each director is elected for the term of one year, and until his or her successor is elected and qualified, or until his or her earlier resignation or removal.

Name	Age	Position
Steven Moskowitz	44	President, Chief Executive Officer, Principal Executive Officer and Director
Frank Lazauskas	41	Director
Ronald Cosman	58	Director

Executive Officers and Directors

Steven Moskowitz	President, Chief Executive Officer, Principal Executive Officer and Director

Steven Moskowitz has been working for Vanity Holding Group, Inc. as President, CEO, and Director since May 2007. Mr. Moskowitz has served as a director of RM Enterprises International, Inc. since April 2001, and as its Secretary since March 2, 2004. He has been a director of Western Power and Equipment Corp. (OTCBB) since February 11, 2003. Since June 2003, he has been director of Tiburon Capital Group, a privately held holding corporation, and since May 2000, he has served as Vice President of ERC Corp., a privately-held marketing consultant. He serves as President, Chief Executive Officer, and as a Director of International Brand Group Management, Inc., a publicly traded company. He has served as President, Chief Executive Officer, and as a Director since December 2007 for and MAP VI Acquisition, Inc., a public reporting company Mr. Moskowitz also serves as Chief Executive Officer, President and as Director of Vanity Events Holdings, Inc., a publicly traded entity. He served as Vice President, Marketing and Business Development for H. W. Carter & Sons, a distributor of children's clothing, from 1987 to 2002. He was President of the H. W. Carter & Sons division of Evolutions, Inc. from 1996 to 1997. Mr. Moskowitz served in various capacities at Smart Style Industries, a manufacturer and distributor of children's apparel, from 1986 to 1987 from sales assistant to Vice President Sales and Marketing. Mr. Moskowitz also serves as a Director of National Stem Cell, Inc. (NHGI.PK) since January 2007. He received his B.S. in Management from Touro College in 1986.

Frank Lazauskas	Director

Frank Lazauskas has been a director since May 2007. He is also on the board of Spongetech Delivery systems as a director. Mr. Lazauskas is the founder and President of FJL Enterprises, Inc. and TNJ Enterprises, Inc. formed in 1999 and 1997, respectively, which own and operate eight Dominos Pizza Stores. He was elected a director of RM Enterprises International, Inc. in March 2004. Mr. Lazauskas was a director of Azurel, Ltd. from October 2002 through September 2003.  He received his B.A. in Mathematics from Central Connecticut State University in 1983.

Ronald Cosman	Director

Ronald Cosman has been a director since May 2007. Since February 1, 2005 Mr. Cosman is the Senior VP Marketing & Sales at a major optroelectronic company in Switzerland, who are the worldwide leader of observation and location devices based on Light Intensificatioin Technology. From 2003 to 2005 he served as COO at Telebroke AG, a Fixnet Telephone Provider in Switzerland. From 2001 through 2003 served as COO of Novavox AG, an international company in the field of computer telephony. Born in Switzerland, Mr. Cosman went to the University of Zurich and has his Masters in Business Administration. He also worked with Ernst & Young as a CPA for 5 years and afterwards worked with IBM and Hewlett-Packard in senior manager positions in Marketing and Sales. After Hewlett-Packard he was CEO for Data General in Switzerland.

Employment Agreements

None.

EXECUTIVE COMPENSATION

 Executive Compensation

Our executive officers have not received any compensation since the date of our incorporation, and we did not accrue any compensation.

Equity Compensation, Pension or Retirement Plans

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by the Company for the benefit of its employees.

Audit Committee

Presently, our Board of Directors is performing the duties that would normally be performed by an audit committee. We intend to form a separate audit committee, and plan to seek potential independent directors. In connection with our search, we plan to appoint an individual qualified as an audit committee financial expert.

OPTIONS/SARS GRANTS DURING LAST FISCAL YEAR

None.

DIRECTOR COMPENSATION

The Company’s directors currently serve without compensation.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have not entered into any transactions in which any of our directors, executive officers, or affiliates, including any member of an immediate family, had or are to have a direct or indirect material interest.

All of the above offerings and sales were deemed to be exempt under rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of the Company or executive officers of the Company, and transfer was restricted by the Company in accordance with the requirements of the Securities Act of 1933. In addition to representations by the e above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons were provided with access to our Securities and Exchange Commission filings.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of June 30, 2009, with respect to any person (including any “group”, as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) who is known to us to be the beneficial owner of more than five percent (5%) of any class of our voting securities, and as to those shares of our equity securities beneficially owned by each of our directors and executive officers and all of our directors and executive officers as a group. Unless otherwise specified in the table below, such information, other than information with respect to our directors and executive officers, is based on a review of statements filed with the Securities and Exchange commission (the “Commission”) pursuant to Sections 13 (d), 13 (f), and 13 (g) of the Exchange Act with respect to our common stock. As of June 30, 2009 there were 27,369,807 shares of our common stock outstanding.

The number of shares of common stock beneficially owned by each person is determined under the rules of the Commission and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which such person has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within sixty (60) days after the date hereof, through the exercise of any stock option, warrant or other right. Unless otherwise indicated, each person has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the following table. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

The table also shows the number of shares beneficially owned as of March 15, 2009 by each of our individual directors and executive officers, by our nominee directors and executive officers and by all our current directors and executive officers as a group.

Name of Beneficial Owner (1)	Common Stock Beneficially Owned	Percentage of Common Stock
Michael Cohen(2)	250,000	*
Ronald Cosman	250,000	*
Frank Lauzaskas	1,450,000	5.3%
Steven Moskowitz (3)	2,326,001	8.5%
Highland Global Partners, Inc.	4,279,450	15.6%

All executive officers and directors as a group (consisting of 4 individuals)	8,555,451	31.26%
* Represents less than 1%.
(1) Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants, or convertible debt currently exercisable or convertible, or exercisable or convertible within 60 days of June 1, 2008 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person. Percentages are based on a total of 27,369,807 shares of common stock outstanding on June 30, 2009, and the shares issuable upon the exercise of options, warrants exercisable, and debt convertible on or within 60 days of June 30, 2009.

(2) On May 18, 2009, Mr. Michael Cohen, a Director of Vanity Events Holding, Inc. (the “Company”) resigned and thereby terminated his service as Director effective May 1, 2009. Mr. Cohen resigned to pursue other interests. There was no disagreement or dispute between Mr. Cohen and the Company which led to his resignation.
(3) Includes 1,800,001 shares beneficially owned by Mr. Moskowitz through the Mindy & Steven Moskowitz Trust.

.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

OTC Bulletin Board Considerations

As of April 21, 2009, our common stock is quoted on the OTC Bulletin Board under the symbol “VAEV.OB.” The following table sets forth the high and low sales prices as reported by the NASDAQ Bulletin Board Market for the periods indicated (since listing on the OTCBB).

	High	Low
Fiscal 2009
Second Quarter	$3.50	$0.51

Holders

As of June 30, 2009, the approximate number of stockholders of record of the Common Stock of the Company was 44.

Dividend Policy

The Company has never declared or paid any cash dividends on its common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Certificate of Incorporation, as amended and restated, provide to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware that our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended and restated, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Our By Laws also provide that the Board of Directors may also authorize us to indemnify our employees or agents, and to advance the reasonable expenses of such persons, to the same extent, following the same determinations and upon the same conditions as are required for the indemnification of and advancement of expenses to our directors and officers. As of the date of this Registration Statement, the Board of Directors has not extended indemnification rights to persons other than directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

LEGAL MATTERS

The validity of our common stock offered hereby will be passed upon by Sichenzia Ross Friedman Ference LLP (“SRFF”), New York, New York. SRFF was issued an aggregate of 350,512 shares of the Company’ common stock in consideration for legal services provided to the Company, of which 87,628 are being registered pursuant to this registration statement.

EXPERTS

The consolidated balance sheet of Vanity Event Holding, Inc. the fiscal years ended December 31, 2008 and December 31, 2007, and the related consolidated statements of operations, changes in stockholders' equity and cash flows  appearing in this prospectus and registration statement have been so included in reliance on the Report of Drakeford & Drakeford, LLC an independent registered public accounting firm, appearing elsewhere in this prospectus, given on the authority of such firm as experts in accounting and auditing.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus does not contain all of the information in the registration statement and the exhibits and schedules that were filed with the registration statement. For further information with respect to the common stock and us, we refer you to the registration statement and the exhibits and schedules that were filed with the registration statement. Statements made in this prospectus regarding the contents of any contract, agreement or other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549, and at the SEC's regional offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, Woolworth Building and 233 Broadway New York, New York.

INDEX TO FINANCIAL STATEMENTS

Page

Financial Statements

Report of Independent Registered Public Accounting Firm	F-2

Balance Sheets as of December 31, 2008, 2007 and March 31, 2009 (unaudited)	F-3

Statements of Operations for the years ended December 31, 2008
and 2007 and August 25, 2004 (inception) to December 31, 2008	F-4

Statements of Stockholders’ Equity for the years ended December 31, 2008
and 2007 and August 25, 2004 (inception) to December 31, 2008	F-5

Statements of Cash Flows for the years ended December 31, 2008
and 2007 and August 25, 2004 (inception) to December 31, 2008	F-6

Notes to Financial Statements	F-7 - F-13

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
VANITY EVENTS HOLDING, INC.

We have audited the balance sheet of VANITY EVENTS HOLDING, INC. (a development stage company) as of December 31,2008, and the related statements of operations, changes in stockholders’ equity, and  cash flows for the years ended December 31, 2008 and 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. Also, an audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the  financial statements referred to above present fairly, in all material respects, the financial position of VANITY HOLDING GROUP, INC.,as of December 31, 2008 and the results of its operations and its cash flows for the two years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note B to the financial statements, the Company has incurred operating losses for the period August 25, 2004 (inception) to December 31, 2008, has no significant revenues and has not commenced planned principal operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding those matters are also described in Note B. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Drakeford & Drakeford, LLC

Drakeford & Drakeford, LLC
New York, New York

March 30, 2009

VANITY EVENTS HOLDING, INC.
( A Development Stage Company)

BALANCE SHEETS

	Unaudited	December 31,	December 31,
ASSETS	March 31, 2009	2008	2007
CURRENT ASSETS
Cash and cash equivalents	$801	$801	$4,825
	23,514
Inventory	2,150	2,150	0

Total current assets	26,465	2,951	4,825

OTHER ASSETS
Trade mark	4,996	4,996	4,800
Photographs	44,422	44,422	44,422

Total other assets	49,418	49,418	49,222

TOTAL ASSETS	$75,883	$52,369	$54,047

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Bank overdraft	$24,247	$7,186
Accounts payable and accrued expenses	$35,610	34,550	$0

Total current liabilities	59,857	41,736	0

LONG-TERM LIABILITIES
Loans payable-shareholders	458,512	314,099	53,428

Total long-term liabilities		314,099	53,428

STOCKHOLDERS’ EQUITY (DEFIENCY)
Preferred stock authorized 5,000,000 shares, $.0001 par value each. At September 30, 2008 and December 31, 2007 there are no
shares outstanding	0	0	0
Common stock authorized 100,000,000 shares, $.0001 par value each. At December 31, 2008 and 2007 there are
27,369,807 and 26,746,207 shares outstanding, respectively	2,736	2,736	2,674
Additional paid in capital	755,764	755,764	745,826
Deficit accumulated during the development stage	(1,200,986)	(1,061,966)	(747,881)

Total stockholders’ equity (defiency)	(442,486)	(303,466)	619

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$75,883	$52,369	$54,047

The accompanying notes are an integral part of these statements.

VANITY EVENTS HOLDING, INC.
( A Development Stage Company)

 STATEMENTS OF OPERATIONS

			August 25,
	For the year ended December 31,		2004, (inception) to December 31,
	2008	2007	2008

Revenue	$62,356	$11,259	$193,112

Cost of Sales
Model and make-up cost	390	0	64,545

Gross profit	61,966	11,259	128,567

Operating Expenses
Salaries	92,652	7,786	158,113
Selling, general and administrative	283,399	60,960	1,034,014

Total operating expenses	376,051	68,746	1,192,127

Net loss from operations	(314,085)	(57,487)	(1,063,560)

Other income-interest	0	0	1,594

Net loss	$(314,085)	$(57,487)	$(1,061,966)

Basic and diluted loss per common share	$(.01)	$(.00)

Weighted average shares outstanding	26,815,496	26,523,934

The accompanying notes are an integral part of these statements

VANITY EVENTS HOLDING, INC.
( A Development Stage Company)

STATEMENT OF STOCKHOLDERS’ EQUITY

				Deficit Accumulated
				During
	Common stock		Additional	Development
	Shares	Amount	Paid in Capital	Stage	Total

Issuance of common stock for cash	1,250,284	$125	$(25)	$0	100

Net income- inception to December 31, 2004				6,803	6,803
Balance at December 31, 2004	1,250,284	125	(25)	6,803	6,903

Issuance of common stock for cash	20,877,373	2,087	229,313		231,400

Net loss for the year ended December 31, 2005				(95,868)	(95,868)
Balance at December 31, 2005	22,127,657	2,212	229,288	(89,065)	142,435

Issuance of common stock for cash	4,368,493	437	476,563		477,000

Net loss for the year ended December 31, 2006				(601,329)	(601,329)
Balance at December 31,2006	26,496,150	2,649	705,851	(690,394)	18,106

Issuance of common stock for cash	250,057	25	39,975		40,000

Net loss for the year ended
December 31, 2007				(57,487)	(57,487)
Balance at December 31, 2007	26,746,207	2,674	745,826	(747,881)	619
Issuance of common stock for legal fees	623,600	62	9,938		10,000
Net loss for the year ended
December 31, 2008				(314,085)	(314,085)
Balance at December 31, 2008	27,369,807	$2,736	$755,764	$(1,061,966)	$(303,466)

The accompanying notes are an integral part of this statement.

VANITY EVENTS HOLDING, INC.
   ( A Development Stage Company)

 STATEMENTS OF CASH FLOWS

			August 25,
	For the year ended		2004, (inception)
	December 31,		to December 31,
	2008	2007	2008
OPERATING ACTIVITIES
Net loss	$(314,085)	$(57,487)	$(1,061,966)
Issuance of common shares for legal services	10,000		10,000
Changes in operating assets and liabilities:
Inventory	(2,150)	0	(2,150)
Prepaid rent	0	0	0
Loan receivable	0	0	0
Accounts payable and accrued expenses	41,736	0	41,736

Cash used by operating activities	(264,499)	(57,487)	(1,012,380)

INVESTING ACTIVITIES
Security deposit	0	4,950	0
Other assets	(196)	(4,072)	(49,418)

Cash used by investing activities	(196)	878	(49,418)

FINANCIAL ACTIVITIES
Proceeds from notes payable-shareholders,net	260,671	16,931	314,099
Issuance of common stock for cash	0	40,000	748,500

Cash provided by financing activities	260,671	56,931	1,062,599

NET INCREASE (DECREASE) IN CASH	(4,024)	322	801

CASH BALANCE BEGINNING OF PERIOD	4,825	4,503	0

CASH BALANCE END OF PERIOD	$801	$4,825	$801

Supplemental Disclosures of Cash Flow Information:
Interest	$0	$0	$0

The accompanying notes are an integral part of these statements

VANITY EVENTS HOLDING, INC.
   ( A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

December 31, 2008

NOTE A – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

1.    Nature of Operations/ Basis of Presentation

Nature of Operations

VANITY EVENTS HOLDING, INC.   (the “Company”), was organized as a Delaware Corporation on August 25, 2004, and is in the business of licensing and promotions through its group of touring swimsuit models. The Company is a development stage entity that provides entertainment and attracts attention at events, including swimsuit competitions, calendar signings, and auto shows.

Basis of Presentation and Accounting Estimates

The accompanying financial statements have been prepared in accordance with Form 10-K instructions and in the opinion of management contain all adjustments (consisting of only normal recurring adjustments) necessary to present fairly the financial position as of December 31, 2008, and the  results of operations for the years ended December 31, 2008 and 2007, and August 25, 2004 (inception) to December 31, 2008 and cash flows for the years ended December 31, 2008 and 2007 and August 25, 2004 (inception) to December 31, 2008.  These results have been determined on the basis of generally accepted accounting principles and practices in the United States and applied consistently as those used in the preparation of the Company's 2008 Annual Report on Form 10-K.

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3.    Cash Equivalents

Investments having an original maturity of 90 days or less that are readily convertible into cash are considered to be cash equivalents. During the period from August 25, 2004 (date of inception) thru December 31, 2008, the Company had no cash equivalents.

VANITY EVENTS HOLDING, INC.
( A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

December 31, 2008

NOTE A – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

4.    Other Assets

Trade marks and photographs are stated at cost and are to be amortized  over their estimated useful lives.

The estimated service lives of  trade marks and photographs  are principally as follows:

Trade marks	10-15 years
Photographs	5- 7 years

As of December 31, 2008, the other assets have not been placed in use so there has not been any amortization expensed.

5.    Advertising Cost

Advertising cost are expensed as incurred. Advertising expense totaled $ 1,000 and $ 0   for the years ended December 31, 2008 and 2007 and $ 14,662 from August 25, 2004 (date of inception) to December 31, 2008.

VANITY EVENTS HOLDING, INC.
( A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS (continued)

December 31, 2008

NOTE A – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

6.    Recently Enacted Accounting Standards

In July 2006, the FASB issued FIN 48, entitled Accounting for Uncertainty in Income Taxes. FIN 48 interprets the guidance in SFAS No. 109, entitled Accounting for Income Taxes. Through the interpretive guidance, the FASB clarifies the accounting for uncertainty in income taxes, provides recognition  and measurement guidance related to accounting for income taxes, and provides guidance related to classification and disclosure of income tax-related financial statement components. The Company does not believe that the adoption of FIN 48 has had a material impact, if any, on its consolidated financial statements.

In September 2006, the FASB issued SFAS No. 157, Defining Fair Value Measurement. The purpose of SFAS No. 157 is to eliminate the diversity in practice that exists due to the different definitions of fair value and the limited guidance for applying those definitions in GAAP that are dispersed among the many accounting pronouncements that require fair value measurements. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company does not believe that adoption of SFAS No. 157 will have a material impact on its consolidated financial statements.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities - including an amendment of FASB Statement No. 115 (SFAS No. 159). SFAS No. 159 expands opportunities to use fair value measurements in financial reporting and permits entities to choose to measure many financial instruments and certain other items at fair value. Upon adoption of SFAS No. 159, an entity may elect the fair value option for eligible items that exist at the adoption date. Subsequent to the initial adoption, the election of the fair value option should only be made at initial recognition of the asset or liability or upon a re-measurement event that gives rise to new-basis accounting. SFAS No. 159 does not affect any existing accounting literature that requires certain assets and liabilities to be carried at fair value nor does it eliminate disclosure requirements included in other accounting standards. This Statement is effective as of the beginning of an entity's first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provisions of FASB Statement No. 157, Fair Value

VANITY EVENTS HOLDING, INC.
( A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS (continued)

December 31, 2008

Measurements. The Company does not believe that the adoption of SFAS No. 159 will have a material impact on its consolidated financial statements.

In December 2007, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 141(R), "Business Combinations" (hereafter "SFAS No. 141(R)"). This statement is to improve the relevance, representational faithfulness, and comparability of the information that a reporting entity provides in its financial reports about a business combination and its effects. It is effective for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. The Company does not believe that adoption of SFAS No. 141(R) will have a material impact on its consolidated financial statements.

In December 2007, the FASB issued FASB Statement No. 160 "Non-controlling Interests in Consolidated Financial Statements - an amendment of ARB No. 51" ("SFAS No. 160"), which causes non-controlling interests in subsidiaries to be included in the equity section of the balance sheet. SFAS No. 160 applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008, except for the presentation and disclosure requirements, which shall be applied retrospectively for all periods presented. The Company does not believe that adoption of SFAS No. 160 will have a material impact on its consolidated financial statements.

In December 2007, the FASB issued FASB Statement No. 161 "Disclosures about Derivative Instruments and Hedging Activities-an amendment of FASB Statement No. 133" ("SFAS No. 161"), changes the disclosure requirements for derivative instruments and hedging activities. Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity's financial position, financial performance, and cash flows. SFAS No. 160 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. This Statement encourages, but does not require, comparative disclosures for earlier periods at initial adoption. The Company does not believe that adoption of SFAS No. 161 will have a material impact on its consolidated financial statements.

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material affect on the accompanying financial statements.

VANITY EVENTS HOLDING, INC.
( A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS (continued)

December 31, 2008

7.    Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported and disclosed in the financial statements and the accompanying notes. Actual results could differ materially from these estimates.

On an ongoing basis, the Company evaluates its estimates, including those related to revenue recognition, accounts receivable allowance, fair value of investments, fair value of acquired intangible assets and goodwill, useful lives of intangible assets and property and equipment, deemed value of common stock for the purpose of determining stock-based compensation, and income taxes, among others. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable, the results of which form the basis for making judgments about the carrying values of assets and liabilities.

The Company’s board of directors determines the fair market value of the Company’s common stock in the absence of a public market for these shares.

8.    Fair Value of Financial Instruments

The carrying amounts of the Company’s financial instruments, including cash and cash equivalents, short-term investments, accounts receivable, accounts payable and accrued liabilities, approximate fair value because of their short maturities.

NOTE B—GOING CONCERN/DEVELOPMEMT STAGE ENTITY

The Company is a development stage Company and has not commenced planned principal operations. The Company had revenues aggregating $193,112 and has incurred losses of $1,061,966 for the period August 25, 2004 (inception) to December 31, 2008 and negative working capital aggregating $38,785. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

There can be no assurance that sufficient funds required during the next year or thereafter will be generated from operations or that funds will be available from external sources such as debt or equity financings or other potential sources. The lack of additional capital resulting from the inability to generate cash flow from operations or to raise capital from external sources would force the Company to substantially curtail or cease operations and would, therefore, have a material adverse effect on its business. Furthermore, there can be no assurance that any such required funds, if available, will be available on attractive terms or that they will not have a significant dilutive effect on the Company’s existing stockholders.

VANITY EVENTS HOLDING, INC.
( A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS (continued)

December 31, 2008

The accompanying financial statements do not include any adjustments related to the recoverability of classification of asset-carrying amounts or the amounts and classification of liabilities that may result should the Company be unable to continue as a going concern.

NOTE C--LOSS PER SHARE

The computation of loss per share is based on the weighted average number of common shares outstanding during the period presented. Diluted loss per common share is the same as basic loss per common share as there are no potentially dilutive securities outstanding (options and warrants).

 NOTE D - INCOME TAXES

The Company  accounts for income taxes using the asset and liability method described in SFAS No. 109, “Accounting For Income Taxes”, the objective of which is to establish deferred tax assets and liabilities for the temporary differences between the financial reporting and the tax basis of the Company’s assets and liabilities at the enacted tax rates expected to be in effect when such amounts are realized or settled. A valuation allowance related to deferred tax assets is recorded when it is more likely than not that some portion or all of the deferred tax assets will not be realized. The Company recorded a deferred income tax asset for the effect of net operating loss carryforwards. In recognition of the uncertainty regarding the ultimate amount of income tax benefits to be derived, the Company has recorded a full valuation allowance at December 31, 2008 and 2007.

NOTE E – RELATED PARTY TRANSACTIONS

The Company has shareholder loans payable of $ 314,099  at December 31, 2008. The loans are non-interest bearing and are payable on demand.
The Company has no employment contracts in force as of December 31, 2008.

NOTE F – COMMON STOCK ISSUANCES

The following issued shares received a stock split as of December 31, 2008. See Note-G.

VANITY EVENTS HOLDING, INC.

( A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS (continued)

December 31, 2008

As of December 31, 2004, the Company sold an aggregate of 1,000,000 for an aggregate cash consideration of $100 or for an average price of $.0001 per share.

As of December 31, 2005, the Company sold an aggregate of 16,698,103 shares of common stock for an aggregate of $231,400 or for an average cost $.014 per share.

As of December 31, 2006, the Company sold an aggregate of 3,494,000 for an aggregate cash consideration of $477,000 or for an average price of $.14 per share.

As of December 31, 2007, the Company sold an aggregate of 200,000 for an aggregate cash consideration of $40,000 or for an average price of $.02 per share.

As of September 30, 2008, the Company issued 623,600 shares of common stock for legal services of $10,000 or for an average price of $ .02 per share.

NOTE G-  STOCK  SPLIT

In September 2008, the Company declared and issued a stock split  whereby each stockholder of record would receive 1.71178 shares of common stock for every one share of common stock held as of September 26, 2008.

NOTE H - COMMITMENTS AND CONTINGENCIES

    Lease agreements:

The Company currently operates out of leased property located at 43 West 33rd Street, Suite 600, New York, New York. The terms of the lease are month to month by a related party at a monthly lease cost of $1,000.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

Nature of Expense	Amount
SEC registration fee	$32.00
Accounting fees and expenses	$20,875
Legal fees and expenses	$30,000
TOTAL *	$50,913.00
* Estimated

Item 14. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys' fees, judgments, fines and amounts paid in settlement in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys' fees incurred in connection with the defense or settlement of such actions and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's certificate of incorporation, bylaws, agreement, and a vote of stockholders or disinterested directors or otherwise.

The Company’s Certificate of Incorporation and By-Laws provide that it will indemnify and hold harmless, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, each person that such section grants us the power to indemnify.

The Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

•	any breach of the director's duty of loyalty to the corporation or its stockholders;
•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
•	payments of unlawful dividends or unlawful stock repurchases or redemptions; or
•	any transaction from which the director derived an improper personal benefit.

The Company’s Certificate of Incorporation and By-Laws provide that, to the fullest extent permitted by applicable law, none of our directors will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this provision will be prospective only and will not adversely affect any limitation, right or protection of a director of our company existing at the time of such repeal or modification

Item 15. Recent Sales of Unregistered Securities

On May 30, 2008 the Company issued Sichenzia Ross Friedman Ference LLP 292,094 shares as consideration for legal services rendered.

On April 7, 2008, the Company entered into a Share Exchange Agreement (the “Agreement”) with Vanity Holding Group, Inc. (“Vanity”), a private company formed under the laws of Delaware, and the shareholders of Vanity (the “Vanity Shareholders”) pursuant to which the Company agreed to acquire (the “Acquisition”), subject to the satisfaction of the conditions to closing as outlined in the Agreement, all of the outstanding shares of common stock of Vanity from the Vanity Shareholders. As consideration for the acquisition of the shares of Vanity, the Company agreed to issue an aggregate of 12,997,000 shares of Common stock, $0.001 par value (the “Common Stock”) to the Vanity Shareholders.

Purchases of Equity Securities by the Issuer and Affiliated Purchasers

None.

Item 16. Exhibits

Exhibit Number	Description
3.1	Articles of Incorporation (Incorporated by reference to the Company’s report on Form 10-SB, as filed with the SEC on March 26, 2007)

3.2	Bylaws (Incorporated by reference to the Company’s report on Form 10-SB, as filed with the SEC on March 26, 2007)

3.3	Certificate of Amendment to the Company’s Certificate of Incorporation (incorporated by reference to the Company’s Form S-1/A filed September 5, 2008)

5.1	Legality Opinion of Sichenzia Ross Friedman Ference LLP (Filed herewith)

10.1
Share Exchange Agreement dated April 7, 2008 by and among Map V Acquisition, Inc., Vanity Holding Group, Inc. and each of the shareholders of Vanity Holding Group, Inc. (incorporated by reference to the Company's Form 8-K filed April 7, 2008)

23.1	Consent of Drakeford and Drakeford LLP (filed herewith)

23.2	Consent of Sichenzia Ross Friedman Ference LLP (included in Exhibit 5.1)

Item 17. Undertakings

The undersigned registrant hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement, and,

(iii) Include any additional or changed material information on the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For purposes of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time it was declared effective.

(5) For the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

1.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
2.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
3.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

4.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

 (6) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

(7) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(8) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in on July 6, 2009.

VANITY EVENTS HOLDING, INC.

July 6, 2009	By:	/s/ Steven Y. Moskowitz
Steven Y. Moskowitz
Chief Executive Officer, President, Director and Principal Accounting and Financial Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Steven Y. Moskowitz	Director, President, Chief Executive Officer and	July 6, 2009
Steven Moskowitz	Principal Accounting and Financial Officer

/s/ Frank Lazauskas	Director	July 6, 2009
Frank Lazauskas

/s/ Ronald Cosman	Director	July 6, 2009
Ronald Cosman